Exhibit 10.27.3

SECOND AMENDMENT TO MANAGEMENT AGREEMENT

This SECOND AMENDMENT TO MANAGEMENT AGREEMENT (this “Second Amendment “) is made as of August 17 2009, by and between CERBERUS-PLASMA HOLDINGS LLC, a Delaware limited liability company (“Cerberus”), AMPERSAND 2001 LIMITED PARTNERSHIP, a Delaware limited partnership (“Ampersand”) and together with Cerberus, the “Managers”), TALECRIS BIOTHERAPEUTICS HOLDINGS CORP., a Delaware corporation (“Holdco”) and TALECRIS BIOTHERAPEUTICS, INC., a Delaware corporation (“Newco” and together with Holdco, the “Companies”).

WHEREAS, the Companies and the Managers have previously entered into the Management Agreement dated as of March 31, 2005, by and between Cerberus, Ampersand, Holdco and Newco and amended as of December 6, 2006 (the “Management Agreement”).

WHEREAS, the parties to the Management Agreement desire to further amend the Management Agreement to eliminate the payment of certain additional fees by the Companies to the Managers in connection with occurrence of an initial public offering;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Management Agreement, and herein, the parties do hereby agree to amend the Management Agreement as follows:

(A)          Section 1 of the Management Agreement is hereby amended by deleting said Section 1 in its entirety and replacing it with the following:

1. Term. This Agreement shall remain in effect until the earliest to occur of the following: (i) the Companies and the Managers terminate this Agreement by mutual written agreement, (ii) Cerberus, through one or more of its affiliates, ceases to control directly or indirectly, in the aggregate, more than 30% of the voting equity interests of Holdco, (iii) the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of Holdco and its subsidiaries, taken as a whole, or Newco and its subsidiaries, taken as a whole, whether in one transaction or a series of related transactions or (iv) the consummation of an underwritten initial public offering of equity interests in Holdco pursuant to an effective registration statement.

(B)                               Section 4 of the Management Agreement is hereby amended by adding subsection (e) as set forth below at the end of said Section 4:

(e) [INTENTIONALLY OMITTED]

(C)                               GOVERNING LAW ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AMENDMENT TO THE MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK’ OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Except as set forth in this Second Amendment, all other agreements, terms and conditions of the Management Agreement shall remain valid, enforceable and in full force and effect to the same extent as before this Second Amendment. This Second Amendment shall be deemed to have been entered into on the date first above written

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Management Agreement on the date first written above.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

By:	/s/ Lawrence Stern
Name:	Lawrence Stern
Title:	Chairman and Chief Executive Officer

TALECRIS BIOTHERAPEUTICS, INC

By:	/s/ Lawrence Stern
Name:	Lawrence Stern
Title:	Chairman and Chief Executive Officer

CERBERUS-PLASMA HOLDINGS, LLC

By: CERBERUS PARTNERS, L.P.
its Managing Member

By: CERBERUS ASSOCIATES, L.L.C.
its General Partner

By:	/s/ Mark Neporent
Name: Mark Neporent
Title: Senior Managing Director

AMPERSAND VENTURE MANAGEMENT TRUST
By: Ampersand Venture Management 2003 LLC
Trustee

By:	/s/ Hebert H. Hooper
Name:	Hebert H. Hooper
Title:	Member